     As filed with the Securities and Exchange Commission on July 25, 2000
                           Registration No.

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM 8-A

                           FOR REGISTRATION OF CERTAIN
                         CLASSES OF SECURITIES PURSUANT
                          TO SECTION 12(b) OR 12(g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                    ----------------------------------------

                     DISCOVERY PARTNERS INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in its Charter)

           Delaware                                    33-0655706
    (State of Incorporation                   (IRS Employer Identification No.)
       or Organization)


                             9460 TOWNE CENTRE DRIVE
                           SAN DIEGO, CALIFORNIA 92121
               (Address of Principal Executive Offices) (Zip Code)

If this form relates to the                 If this form relates to the
registration of a class of                  registration of a class of
securities pursuant to Section 12(b)        securities pursuant to Section 12(g)
of the Exchange Act and is effective        of the Exchange Act and is effective
pursuant to General Instruction             pursuant to General Instruction
A.(c), please check the following           A.(d), please check the following
box. [ ]                                    box. [X]

Securities Act Registration Statement File Number to which this form relates:     333-36638
                                                                                ---------------
                                                                                (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class                       Name of Each Exchange on Which
        to be so Registered                       Each Class is to be Registered
        -------------------                       ------------------------------
          Not Applicable                                 Not Applicable


Securities to be registered pursuant to Section 12(g) of the Act:


                    Common Stock, par value $0.001 per share
--------------------------------------------------------------------------------
                                (Title of class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.        DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        See "Description of Capital Stock" in our Registration Statement on Form S-1 (Registration No. 333-36638) filed with the Securities and Exchange Commission (the "Commission") on May 9, 2000, as amended on June 23, 2000 and July 21, 2000 and by any other amendments to such Registration Statement on Form S-1 made prior to the effective date (collectively, the "Registration Statement"), each of which is hereby incorporated herein by reference. The form of Prospectus filed by us pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference into the Registration Statement.

ITEM 2.        EXHIBITS.

        The following exhibits to this Registration Statement on Form 8-A are incorporated by reference to the documents specified, which have been or will be filed with the Commission:

        1. Certificate of Incorporation in effect in Delaware after the reincorporation, filed as Exhibit 3.2 to the Registration Statement.

        2. Bylaws to be in effect upon the closing of this offering, filed as Exhibit 3.4 to the Registration Statement.

        3. Specimen common stock certificate, filed as Exhibit 4.1 to the Registration Statement.

        4. Second Amended and Restated Investors' Rights Agreement among us and the investors listed on Schedule A thereto, dated April 28, 2000, as amended June 30, 2000, filed as Exhibit 10.2 to the Registration Statement.

        5. Standstill Agreement between us and Axys Pharmaceuticals, Inc., dated April 28, 2000, filed as Exhibit 10.12 to the Registration Statement.

        6. Rights Agreement between us, Structural Proteomics, Inc., Richard Fine, Boris Klebansky and Arnold Hagler, dated March 5, 2000, filed as Exhibit 10.14 to the Registration Statement.

                                    SIGNATURE


        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.

                                          DISCOVERY PARTNERS INTERNATIONAL, INC.



Date: July 25, 2000                       By:  /s/ Jack Fitzpatrick
                                             -----------------------------------
                                             Jack Fitzpatrick
                                             Chief Financial Officer

                                  EXHIBIT INDEX

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference to the documents specified which have been or will be filed with the Commission:

Exhibit
Number         Exhibit
------         -------
    1.         Certificate of Incorporation in effect in Delaware after the reincorporation, filed as Exhibit 3.2 to the Registration
               Statement.

    2.         Bylaws to be in effect upon completion of this offering filed as
               Exhibit 3.4 to the Registration Statement.

    3. Specimen common stock certificate, filed as Exhibit 4.1 to the Registration Statement.

    4. Second Amended and Restated Investors' Rights Agreement among us and the investors listed on Schedule A thereto, dated April 28, 2000, as amended June 30, 2000, filed as Exhibit 10.2 to the Registration Statement.

    5. Standstill Agreement between us and Axys Pharmaceuticals, Inc., dated April 28, 2000, filed as Exhibit 10.12 to the Registration
               Statement.

    6.         Rights Agreement between us, Structural Proteomics, Inc., Richard
               Fine, Boris Klebansky and Arnold Hagler, dated March 5, 2000, filed as Exhibit 10.14 to the Registration Statement.